UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 13, 2014

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2014, Sears Holdings Corporation (the “Company”) announced that Ronald D. Boire, the Company’s Executive Vice President, Chief Merchandising Officer and President, Sears Full Line Stores and Kmart Format, will be leaving the Company effective October 15, 2014. He is leaving to serve as Acting President and Chief Executive Officer of Sears Canada Inc.

In connection with Mr. Boire’s departure, the Company and Mr. Boire entered into the agreement dated October 13, 2014 attached hereto as Exhibit 10.1, which is incorporated herein by reference. The agreement provides for the vesting of 25,000 shares that were granted in 2012, and for the vesting of cash payments of $376,840 granted in 2012 and 2014 in connection with the spin-off or other distribution to shareholders of shares in Sears Canada Inc., Sears Hometown and Outlet Stores, and Lands’ End. These awards will be paid or settled, as applicable, as soon as practicable (but in no event later than March 15, 2015). The agreement also provides that the remaining $50,000 paid to Mr. Boire on October 15, 2014, as the final installment of his sign-on bonus, is not subject to repayment by Mr. Boire to the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Letter from Company to Ronald D. Boire relating to departure, dated October 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: October 15, 2014	/s/ Robert A. Riecker
By: Robert A. Riecker
Its: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 10.1	Letter from Company to Ronald D. Boire relating to departure, dated October 13, 2014